As filed with the Securities and Exchange Commission on February 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JOHNSON CONTROLS INTERNATIONAL PLC	TYCO FIRE & SECURITY FINANCE S.C.A.

(Exact name of registrant as specified in its charter)

Ireland

(State or other jurisdiction of
incorporation or organization)

98-0390500

(I.R.S. Employer
Identification Number)

One Albert Quay

Cork, Ireland, T12 X8N6

+ 353-21-423-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg

(State or other jurisdiction of
incorporation or organization)

98-1202623

(I.R.S. Employer
Identification Number)

2, rue Jean Monnet

2180, Luxembourg, Grand Duchy of Luxembourg

+ 352-2700 63 20

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Donofrio

Executive Vice President and

General Counsel

5757 North Green Bay Avenue

Milwaukee, Wisconsin 53209

(414) 524-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth Wallach, Esq.

Marisa Stavenas, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

JOHNSON CONTROLS INTERNATIONAL PLC Debt Securities Ordinary Shares Preferred Shares Depositary Shares Purchase Contracts Warrants Units	TYCO FIRE & SECURITY FINANCE S.C.A. Debt Securities

Johnson Controls International plc (“JCI”) may offer from time to time:

•	senior or subordinated debt securities;

•	ordinary shares;

•	preferred shares;

•	depositary shares;

•

contracts for the purchase or sale of its debt securities or equity securities or securities of third parties, including any of its affiliates, a basket of such securities, an index or indices of such securities or any combination of the above;

•	warrants for debt securities or equity securities; and

•	units consisting of one or more debt securities or other securities.

Tyco Fire & Security Finance S.C.A. (“TFSCA”), a wholly owned consolidated subsidiary of JCI, may offer from time to time:

•	senior or subordinated debt securities co-issued with JCI.

JCI and TFSCA will provide the specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus, any prospectus supplement, any related free writing prospectus and any documents incorporated by reference herein and therein carefully before you invest.

The ordinary shares of Johnson Controls International plc are listed on the New York Stock Exchange under the ticker symbol “JCI”.

Investing in the securities of JCI and TFSCA involves risk. See the “Risk Factors” section herein and in JCI’s filings with the Securities and Exchange Commission incorporated by reference herein and any applicable prospectus supplement.

None of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

This prospectus does not constitute a prospectus within the meaning of section 1348 of the Companies Act 2014 of Ireland, the EU Prospectus Regulation or the Luxembourg law dated 16 July 2019 on prospectuses for securities (Loi relative aux prospectus pour valeurs mobilières). No offer of securities of JCI to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of section 1348 of the Companies Act 2014 of Ireland (as amended) or pursuant to the EU Prospectus Regulation. This document has not been reviewed or approved by any competent authority for the purposes of the EU Prospectus Regulation. For these purposes, the EU Prospectus Regulation means Regulation (EU) 2017/1129 of the European Parliament and of the Council (as amended).

This document does not constitute investment advice or the provision of investment services within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland or otherwise. JCI is not an authorized investment firm within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

JCI and TFSCA may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. JCI and TFSCA reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth the terms of the plan of distribution thereafter and any applicable commissions or discounts. JCI’s and TFSCA’s net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated February 5, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that JCI and TFSCA filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, JCI and TFSCA may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus separately or together in any combination and as separate series.

JCI and TFSCA have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of JCI and TFSCA or to which they have referred you. JCI and TFSCA take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. JCI and TFSCA are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus is accurate as of any date other than the respective dates of those documents. Johnson Controls’ business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus provides you with a general description of the securities JCI and TFSCA may offer. Each time JCI and, if applicable, TFSCA, sell securities, they will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the information incorporated by reference and any additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about JCI and TFSCA and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities JCI and TFSCA offer. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

Unless we have indicated otherwise, references in this prospectus to “JCI,” “we,” “us” and “our” or similar terms are only to Johnson Controls International plc, an Irish public limited company, references to “TFSCA” are to Tyco Fire & Security Finance S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and organized under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), and references to “Johnson Controls” are to JCI and its consolidated subsidiaries, including TFSCA.

CAUTIONARY NOTE FOR FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement or any document incorporated by reference may contain statements that are forward-looking and therefore are subject to risks and uncertainties. All statements other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements included are made only as of the date of the document in which they are included, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of such document.

The following are some important factors that could cause the actual results of Johnson Controls to differ from its current expectations:

•	Johnson Controls’ ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable quality and regulatory requirements;

•	the ability to manage general economic, business and capital market conditions, including the impacts of trade restrictions, recessions, economic downturns and global price inflation;

•

the ability to manage macroeconomic and geopolitical volatility, including changes to laws or policies governing foreign trade, including tariffs, economic sanctions, foreign exchange and capital controls, import/export controls or other trade restrictions as well as any associated supply chain disruptions;

•	the ability of Johnson Controls to execute on its operating model and drive organizational improvement;

•	the ability to innovate and adapt to emerging technologies, ideas and trends in the marketplace, including the incorporation of technologies such as artificial intelligence;

•	fluctuations in the cost and availability of public and private financing for Johnson Controls’ customers;

•	the ability to manage disruptions caused by international conflicts, including Russia and Ukraine and the ongoing conflicts in the Middle East;

•

Johnson Controls’ ability to successfully execute and complete portfolio simplification actions, as well as the possibility that the expected benefits of such actions will not be realized or will not be realized within the expected time frame;

•

managing the risks and impacts of potential and actual security breaches, cyberattacks, privacy breaches or data breaches, maintaining and improving the capacity, reliability and security of Johnson Controls’ enterprise information technology infrastructure;

•	the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls’ digital platforms and services;

•	fluctuations in currency exchange rates;

•	the ability to hire and retain senior management and other key personnel;

•	changes or uncertainty in laws, regulations, rates, policies, or interpretations that impact Johnson Controls’ business operations or tax status;

•	the ability to adapt to global climate change, climate change regulation and successfully meet Johnson Controls’ public sustainability commitments;

•	the outcome of litigation and governmental proceedings;

•

the risk of infringement or expiration of intellectual property rights; Johnson Controls’ ability to manage disruptions caused by catastrophic or geopolitical events, such as natural disasters, armed conflict, political change, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments;

•	any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions;

•	the tax treatment of recent portfolio transactions;

•	significant transaction costs and/or unknown liabilities associated with such transactions;

•	labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and

•	the cancellation of or changes to commercial arrangements.

A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public without charge at the SEC’s website. The address of this site is http://www.sec.gov. In addition, you can obtain reports and proxy statements and other information about Johnson Controls at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We maintain a website on the Internet at http://www.johnsoncontrols.com. We make available free of charge, on or through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or accessible through such Internet address into this prospectus.

You may request a copy of our filings, at no cost, by writing or telephoning Shareholder Services, Johnson Controls, 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209, Telephone: 414-524-1200 or by going to our Internet website at http://www.johnsoncontrols.com. Johnson Controls’ Internet website address is provided as an inactive textual reference only. The information provided on or accessible through Johnson Controls’ Internet website, other than copies of the documents described above that have been filed with the SEC, is not part of this prospectus and, therefore, is not incorporated herein by reference. In addition, exhibits to filings will not be sent, unless these exhibits have been specifically incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE

JCI “incorporates by reference” information into this prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained in this prospectus, in a supplement to this prospectus or a subsequently filed document that is incorporated by reference. This prospectus incorporates by reference the documents set forth below, which we have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for current reports on Form 8-K containing only disclosure furnished under Items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K:

•	the Annual Report of Johnson Controls International plc on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November 14, 2025;

•	the Quarterly Report of Johnson Controls International plc on Form 10-Q for the quarterly period ended December 31, 2025, filed with the SEC on February 4, 2026;

•

the portions of Johnson Controls International plc’s Proxy Statement on Schedule 14A for its 2026 annual general meeting of shareholders filed with the SEC on January  16, 2026 that are incorporated by reference into Johnson Controls’ Annual Report on Form 10-K for the fiscal year ended September 30, 2025; and

•	the description of our ordinary shares filed as Exhibit 4.13 to Johnson Controls’ Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

The financial statements incorporated by reference in this prospectus have been prepared in accordance with accounting principles generally accepted in the United States of America and the applicable accounting requirements of the Exchange Act and do not constitute the Irish statutory financial statements of Johnson Controls required pursuant to the Irish Companies Act 2014. The Irish statutory financial statements of Johnson Controls for the current fiscal year addressed in materials incorporated by reference into this prospectus have been published on the Johnson Controls website and will be considered at JCI’s next annual general meeting and are expected to be filed with the Irish Companies Registration Office within the period permitted by Irish law.

JOHNSON CONTROLS INTERNATIONAL PLC

Johnson Controls International plc, headquartered in Cork, Ireland, a global technology leader in energy efficiency, decarbonization, thermal management and mission-critical performance, helps customers use energy more productively, reduce carbon emissions, and operate with the precision and resilience required in rapidly expanding industries such as data centers, healthcare, pharmaceuticals, advanced manufacturing, and higher education.

Johnson Controls was originally incorporated in the state of Wisconsin in 1885 as Johnson Electric Service Company to manufacture, install and service automatic temperature regulation systems for buildings and was renamed Johnson Controls, Inc. in 1974. In 2005, Johnson Controls acquired York International, a global supplier of heating, ventilating, air-conditioning (“HVAC”) and refrigeration equipment and services. Following this acquisition, Johnson Controls continued to expand its portfolio of building-related product and service offerings. In 2016, Johnson Controls, Inc. and Tyco International plc (“Tyco”) completed their combination (the “Merger”), combining Johnson Controls’ portfolio of building efficiency solutions with Tyco’s portfolio of fire and security solutions. Following the Merger, Tyco changed its name to “Johnson Controls International plc.”

On July 31, 2025, Johnson Controls completed the divestiture of its Residential and Light Commercial (“R&LC”) HVAC business to Robert Bosch GmbH. The R&LC HVAC business included Johnson Control’s North America Ducted business and Johnson Controls-Hitachi Air Conditioning Holding (UK) Ltd., Johnson Control’s global residential joint venture with Hitachi Global Life Solutions, Inc.

Johnson Controls is a global leader in engineering, manufacturing, commissioning and retrofitting building products and systems, including commercial HVAC equipment, industrial refrigeration systems, controls, security systems, fire-detection systems and fire-suppression solutions. Johnson Controls further serves customers by providing technical services, including maintenance, management, repair, retrofit and replacement of equipment (in the HVAC, industrial refrigeration, controls, security and fire-protection space) and energy-management consulting. Johnson Controls partners with customers by leveraging its broad product portfolio and digital capabilities, together with its direct channel capabilities, to deliver solutions and services addressing distinct and diverse operating environments and regulatory requirements that address customers’ needs in their core missions.

JCI’s registered and principal office is located at One Albert Quay, Cork, Ireland, and its telephone number at that address is +353-21-423-5000.

Johnson Controls’ management office in the United States is located at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209.

TYCO FIRE & SECURITY FINANCE S.C.A.

TFSCA is a corporate partnership limited by shares (société en commandite par actions) incorporated and organized under the laws of the Grand Duchy of Luxembourg (“Luxembourg”) and is a wholly-owned consolidated subsidiary of JCI that is 99.924% owned directly by JCI and 0.076% owned by TFSCA’s sole general partner and manager, Tyco Fire & Security S.à r.l., which is itself wholly owned by JCI. TFSCA is a holding company that directly and indirectly holds substantially all of the subsidiaries of JCI. TFSCA engages in intercompany financial services on behalf of JCI, including engaging in intercompany loan transactions and engaging in currency hedging transactions on behalf of JCI and its subsidiaries.

TFSCA’s registered and principal office is located at 2, rue Jean Monnet, 2180 Luxembourg, Grand Duchy of Luxembourg and its telephone number at that address is +352-2700 63 20. TFSCA and Tyco Fire & Security S.à r.l. are each registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under numbers B190265 and B190154, respectively.

JCI AND TFSCA SUMMARIZED FINANCIAL INFORMATION

The following tables set forth summarized unaudited financial information of JCI and TFSCA (collectively, the “Obligor Group”) on a combined basis after intercompany transactions have been eliminated, including adjustments to remove the receivable and payable balances, investment in, and equity in earnings from, those subsidiaries of JCI other than TFSCA (collectively, the “Non-Obligor Subsidiaries”). Please refer to the section “Tyco Fire & Security Finance S.C.A.” in this prospectus for further information on TFSCA.

The following table presents the net loss attributable to the Obligor Group and the net income (loss) attributable to intercompany transactions between the Obligor Group and the Non-Obligor Subsidiaries which are excluded from the net loss attributable to the Obligor Group (in millions):

	Year Ended September 30, 2025	Three Months Ended December 31, 2025
Net loss attributable to the Obligor Group	$844	$69
Net income (loss) attributable to the intercompany transactions	(56)	4

The Obligor Group does not have sales, gross profit or amounts attributable to noncontrolling interests.

The following table presents summarized balance sheet information of the Obligor Group and intercompany balances between the Obligor Group and the Non-Obligor Subsidiaries which are excluded from the Obligor Group amounts (in millions):

	Obligor Group		Intercompany Balances
	September 30, 2025	December 31, 2025	September 30, 2025		December 31, 2025
Current assets	$2,748	$1,513	$6,161		$6,350
Noncurrent assets	243	243	2,450		2,143
Current liabilities	1,585	1,320	4,041		3,156
Noncurrent liabilities	8,473	8,576	22,450	*	5,058

*	Includes $17 billion of intercompany loans that were canceled as the result of a distribution by a Non-Obligor Subsidiary in October 2025.

The same accounting policies as described in Note 1 to the consolidated financial statements included in Johnson Controls’ Annual Report on Form 10-K for the year ended September 30, 2025 are used by JCI and each of its subsidiaries in connection with the summarized financial information presented above.

RISK FACTORS

Before you invest in any of JCI or TFSCA’s securities, in addition to the other information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated in our subsequent periodic filings with the SEC, which have been or will be incorporated by reference into this prospectus and the applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchase of ordinary shares, dividends, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we and, as applicable, TFSCA, may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We and TFSCA also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

JCI is the issuer of the applicable series of debt securities and TFSCA may be a co-issuer of one or more series of debt securities. JCI and TFSCA will be jointly and severally liable for all obligations under any series of debt securities that they co-issue. In this section, “Issuer” refers to JCI for any series of debt securities where it is the sole issuer or JCI and TFSCA for any series of debt securities co-issued by JCI and TFSCA. Capitalized terms used but not defined in this section have the respective meanings set forth in the indenture (as defined below).

The Issuer may issue debentures, notes or other evidences of indebtedness, which we refer to as “debt securities,” from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities, in each case with the same or various maturities, at par, at a premium or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the indenture is unlimited.

The debt securities will be governed by an indenture dated as of December 28, 2016 (the “indenture”), between us and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture is subject to the provisions of the Trust Indenture Act of 1939, as in effect from time to time, that are deemed to be incorporated into the indenture and shall, to the extent applicable, be governed by those provisions. As more specifically set forth in the indenture, the trustee under the indenture has two main roles:

•	first, subject to some limitations, the trustee can enforce your rights against the Issuer if the Issuer defaults; and

•	second, the trustee performs certain administrative duties for the Issuer, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference into this prospectus or applicable prospectus supplement regarding provisions of debt securities and the indenture are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or the indenture). You should read the summary below, the applicable prospectus supplement and indenture and any related documents before making your investment decision.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities of the series, which shall distinguish the debt securities of the series from all other debt securities;

•	if TFSCA will be a co-issuer of the debt securities of the series;

•

any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360 day year of twelve 30-day months;

•

the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, and the record date for the determination of holders to whom interest is payable on any such interest payment date;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

•

the obligation, if any, of the Issuer to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $2,000 or any whole multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon the acceleration of the maturity thereof pursuant to the indenture or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•

if the debt securities of the series shall be issued in whole or in part in the form of a global security or global securities, the type of global security to be issued; the terms and conditions, if different from those contained in the indenture, upon which such global security or global securities may be exchanged in whole or in part for other individual debt securities in definitive registered form; the depositary for such global security or global securities; and the form of any legend or legends to be borne by any such global security or global securities in addition to or in lieu of the legends referred to in the indenture;

•	whether the debt securities of the series will be convertible into or exchangeable for other debt securities or other securities of any kind of the Issuer or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Issuer’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•

any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants or the events of default set forth in the indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•

if the amount of principal of or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount debt securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•

whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on which they will be sold;

•

whether the debt securities of the series shall be issued with guarantees and, if so, the identity of any guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect; and

•

any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States of America laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

The indenture contains certain restrictive covenants that will apply to the Issuer and its subsidiaries unless otherwise indicated in the applicable prospectus supplement, including limitations on incurring certain secured debt and limitations on certain sale and lease-back transactions. Any such covenants and the other terms applicable to a series of debt securities will be described in the applicable prospectus supplement. For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg law of 10 August 1915 relating to commercial companies as amended (the “Companies Act 1915”) will not apply in respect of the debt securities co-issued by TFSCA.

DESCRIPTION OF ORDINARY SHARES

The following description of the material terms of JCI’s ordinary shares is based on the provisions of its Irish memorandum and articles of association. This description is not complete and is subject to the applicable provisions of Irish law and our memorandum and articles of association, which are filed as exhibits to the registration statement of which this prospectus forms a part. The transfer agent and registrar for our ordinary shares is Equiniti Trust Company. Our ordinary shares are listed on the New York Stock Exchange under the ticker symbol “JCI.”

Capital Structure

Authorized and Issued Share Capital

Our authorized share capital is $22,000,000 and €40,000, divided into 2,000,000,000 ordinary shares with a par value of $0.01 per share, 200,000,000 preferred shares with a par value of $0.01 per share, and 40,000 ordinary A shares with a par value of €1.00 per share. The authorized share capital includes 40,000 ordinary A shares with a par value of €1.00 per share in order, at the time of its incorporation, to satisfy statutory requirements for the incorporation of all Irish public limited companies. We may issue shares subject to the maximum amount prescribed by our authorized share capital contained in our memorandum and articles of association.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares (including the grant of options and issue of warrants) without shareholder approval once authorized to do so by the memorandum and articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes cast by a company’s shareholders at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by an ordinary resolution. The board of directors is authorized, under an annual authorization by shareholders pursuant to an ordinary resolution, to issue ordinary shares subject to a maximum of approximately 20% of our issued share capital. The current annual authorization will expire at the earlier of the date of our annual general meeting in 2026 or September 12, 2026 unless renewed (a renewal of the authorization will be proposed at our annual general meeting in 2026, which if approved would expire on the date of our annual general meeting in 2027 or 18 months after the date of our 2026 annual general meeting (whichever is earlier)).

Notwithstanding this authority, under the Irish Takeover Rules the board of directors would not be permitted to issue any shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by shareholders at a general meeting, (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer, (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of our voting rights, (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period, or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our board of directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

The board of directors has previously represented that it will not, without prior shareholder approval, approve the issuance or use of any of the preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, the board of directors may approve the issuance or use of preferred shares for capital raising, financing or acquisition needs or opportunities that has the effect of making a takeover of us or other acquisition transaction more difficult or costly, as could also be the case if the board of directors were to issue additional ordinary shares.

The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing, and acquisition transactions or opportunities.

The authorized but unissued share capital may be increased or reduced by way of an ordinary resolution of our shareholders. The shares comprising our authorized share capital may be divided into shares of such par value as the resolution shall prescribe. The rights and restrictions to which the ordinary shares will be subject are prescribed in our memorandum and articles of association.

Irish law does not recognize fractional shares held of record; accordingly, our memorandum and articles of association do not provide for the issuance of fractional shares, and our official Irish register will not reflect any fractional shares.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means our accumulated realized profits less our accumulated realized losses. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the share premium account, the par value of shares acquired by us and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our “relevant financial statements.” The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prior to the declaration of a dividend prepared in accordance with the Irish Companies Act, which give a “true and fair view” of our unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by our articles of association, which authorize the directors to declare such dividends as appear justified from our profits without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

Our directors may deduct from any dividend payable to any shareholder all sums of money (if any) payable by him or her to us in relation to our shares. Our directors are also entitled to issue shares with preferred rights to participate in dividends we declare. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Preemptive Rights and Advance Subscription Rights

Certain statutory pre-emption rights apply automatically in favor of our shareholders where our shares are to be issued for cash (including pursuant to non-compensatory options). Statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee option or similar equity plan. In addition, and without prejudice to any existing authorities granted to the board of directors, the board of directors is authorized, under an annual authorization by shareholders pursuant to a special resolution, to issue ordinary shares without the application of preemption rights of up to approximately 20% of our issued share capital. The current annual authorization will expire at the earlier of the date of our annual general meeting in 2026 or September 12, 2026 unless renewed (a renewal of the authorization will be proposed at our annual general meeting in 2026, which if approved would expire on the date of our annual general meeting in 2027 or 18 months after the date of our 2026 annual general meeting (whichever is earlier)).

A special resolution requires not less than 75% of the votes cast by our shareholders at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to our pre-existing shareholders pro rata to their existing shareholding in accordance with the statutory preemption rights described above before the shares can be issued to any new shareholders.

Issuance of Warrants and Options

Our articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The issuance of warrants or options is subject to the same requirements for shareholder authority and statutory preemption rights as applies to the issue of ordinary shares described under the headings “—Capital Structure—Authorized and Issued Share Capital” and “—Preemptive Rights and Advance Subscription Rights” in this section and the number of shares capable of being issued under options and warrants are aggregated with the number of shares issued under those authorizations for determining the utilization of those authorizations. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization provided that the original warrants or options were issued when valid authorization was in place.

Share Repurchases and Redemptions

Overview

Article 3 of our articles of association provides that any ordinary share which we have acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by us will technically be effected as a redemption of those shares as described below. If our articles of association did not contain Article 3(d), repurchases of our ordinary shares would be subject to many of the same rules that apply to purchases of our ordinary shares by subsidiaries described below, including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our ordinary shares, we are referring to the redemption of ordinary shares by us pursuant to Article 3(d) of the articles of association or the purchase of our ordinary shares by a subsidiary of ours, in each case in accordance with our articles of association and Irish company law as described below.

Repurchases and Redemptions by Us

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. The issue of redeemable shares may only be made by us where the nominal value of the issued share capital that is not redeemable is not less than 10% of the aggregate of the par value and share premium in respect of the allotment of our shares together with the par value of any shares acquired by us. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem our ordinary shares. Our board of directors will also be entitled to issue preferred shares which may be redeemed at either our option or that of the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of our company capital (consisting of the aggregate of the par value and share premium in respect of the allotment of our shares together with the par value of any shares acquired by us). While we hold shares as treasury shares, we cannot exercise any voting rights in respect of those shares. We may cancel or reissue treasury shares subject to certain conditions.

Purchases by Our Subsidiaries

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase our shares either on-market or off-market. A general authority of our shareholders is required to allow a subsidiary of ours to make on-market purchases of our ordinary shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of our ordinary shares is required. Such an authority has been adopted by our shareholders. We have sought such general authority, which must expire no later than 18 months after the date on which it was granted, at previous annual general meetings and expect to seek to renew such authority at subsequent annual general meetings. In order for a subsidiary of ours to make an on-market purchase of our shares, such shares must be purchased on a “recognized stock exchange.” The New York Stock Exchange, on which our shares are listed, is a recognized stock exchange for this purpose under Irish company law. For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, from the date of the notice of the meeting at which the resolution approving the contract is to be proposed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the aggregate of the par value and share premium in respect of the allotment of our shares together with the par value of any shares acquired by us. While a subsidiary holds our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Our articles of association provide that we will have a first and paramount lien on every share for all moneys payable, whether presently due or not, in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the articles of association of an Irish company limited by shares, such as us.

Bonus Shares

Under our articles of association, the board of directors may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account or other undistributable reserve of ours for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under our articles of association, we may by ordinary resolution consolidate and divide all or any of our share capital into shares of larger par value than its existing shares or subdivide our shares into smaller amounts than is fixed by our articles of association.

Reduction of Share Capital

We may, by ordinary resolution, reduce our authorized but unissued share capital in any way and reduce the nominal value of any of its shares. We also may, by special resolution and subject to confirmation by the Irish

High Court (or as otherwise permitted under the Irish Companies Act), reduce or cancel our issued share capital in any way.

General Meetings of Shareholders

We are generally required to hold an annual general meeting at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year, no more than nine months after our fiscal year-end.

Our articles of association provide that shareholder meetings may be held outside of Ireland (subject to compliance with the Irish Companies Act). Where a company holds its annual general meeting or extraordinary general meeting outside of Ireland, the Irish Companies Act requires that the company, at its own expense, make all necessary arrangements to ensure that members can by technological means participate in the meeting without leaving Ireland (unless all of the members entitled to attend and vote at the meeting consent in writing to the meeting being held outside of Ireland).

Extraordinary general meetings may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of our shares carrying voting rights or (iii) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

Notice of a general meeting must be given to all of our shareholders and to our auditors. Our articles of association provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. In each case, the notice period excludes the date of mailing and the date of the meeting and is in addition to two days for deemed delivery where this is by electronic means. General meetings may be called by shorter notice, but only with the consent of our auditors and all of the shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, our articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and, pursuant to our articles of association, serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no directors being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one-year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

If the directors become aware that our net assets are half or less of the amount of our called-up share capital, the directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

General

Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the Irish Companies Act. Our articles of association permit the appointment of proxies by the shareholders to be notified by us electronically, when permitted by the directors.

Our articles of association provide that all resolutions shall be decided by a show of hands unless a poll is demanded by the chairman, by at least three shareholders as of the record date for the meeting or by any shareholder or shareholders holding not less than 10% of the total voting rights of ours as of the record date for the meeting. Each of our shareholders of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

In accordance with our articles of association, our directors may from time to time cause us to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders

Supermajority Voting

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast by our shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes cast by our shareholders at a general meeting. Examples of matters requiring special resolutions include:

•	amending our objects;

•	amending our memorandum and articles of association;

•	approving the change of our name;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of pre-emption rights on the issuance of new shares;

•	re-registration from a public limited company as a private company;

•	variation of class rights attached to classes of shares;

•	purchase of own shares off-market;

•	the reduction of share capital;

•	resolving that we be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of (1) 75% of the voting shareholders by value and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Class Rights Attaching to Shares

Variation of all or any special rights attached to any class of our shares is addressed in our articles of association as well as the Irish Companies Act. Any variation of class rights attaching to our issued shares must be approved by a special resolution of the shareholders of the class affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of our ordinary shares outstanding which entitle the holders to a majority of the voting power of shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in our articles of association. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (1) receive a copy of our memorandum and articles of association and any act of the Irish Government which alters our memorandum of association; (2) inspect and obtain copies of our minutes of general meetings and resolutions; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; (4) receive copies of financial statements and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive financial statements of a subsidiary company of ours which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors’ report must be circulated to the shareholders with our audited financial statements 21 days before the annual general meeting and must be laid before the shareholders at our annual general meeting.

Acquisitions and Appraisal Rights

There are a number of mechanisms for acquiring an Irish public limited company, including:

•

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) greater than 50% in number of the voting shareholders, at a meeting called to approve the scheme;

•

through a tender offer by a third party for all of our shares. Where the holders of 80% or more of our shares have accepted an offer for their shares, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If our shares were listed on the Euronext Dublin or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

•

by way of a merger with an EEA-incorporated company under the E.U. Cross Border Merger Directive (Directive 2017/1132/EU of the European Parliament and of the Council on cross-border mergers of limited liability companies). Such a merger must be approved by a special resolution (there is no statutory merger regime pursuant to Irish law for mergers between an Irish company and a company based outside of the European Economic Area, but Irish law nevertheless allows for the transfer of all assets and liabilities in accordance with an agreement such as a merger agreement).

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, our articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. A shareholder of ours must therefore make such a notification to us if as a result of a transaction the shareholder will be interested in 3% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to us. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of our share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to us within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any of our shares concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, under the Irish Companies Act we may by notice in writing require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in our relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in our shares, to give such further information as may be required by us including particulars of such person’s own past or present interests in our shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by us on a person who is or was interested in our shares and that person fails to give us any information required within the reasonable time specified, we may apply to court for an order directing that the affected shares be subject to certain restrictions.

Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where our shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions. Failure to comply with such a court order is a criminal offence.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

Our articles of association include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

•	our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

•

the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by a special resolution, excluding for this purpose any votes cast by the interested shareholder.

A “business combination” is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law, and shareholder approval may be required under Irish law to implement such a plan. In addition, such a plan would be subject to the Irish Takeover Rules described below.

Subject to the Irish Takeover Rules described below, the board also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. The board of directors represents that it will not, without prior shareholder approval, approve the issuance or use of any of the preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, the board of directors may approve the issuance or use of preferred shares for capital raising, financing or acquisition needs or opportunities that has the effect of making a takeover of us or other acquisition transactions more difficult or costly, as could also be the case if the board of directors were to issue additional ordinary shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of our shares will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•

the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•

a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires our shares or other voting rights may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if, unless the Irish Takeover Panel otherwise consents, an acquisition of shares would (i) increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in us, or (ii) in the case of a person holding (together with its concert parties) shares representing 30% or more of the voting rights in us, after giving effect to the acquisition, increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire our ordinary shares within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for our ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired our ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of our total ordinary shares or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of our shares. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of our shares is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of our shares and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, our board of directors is not permitted to take any action which might frustrate an offer for our shares once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, or the redemption or purchase of our securities (other than under a contract entered into prior to the announcement of the offer or the board of directors having reason to believe an offer is imminent), (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by the offeree at a general meeting; or

•	with the consent of the Irish Takeover Panel where:

•	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

•	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Corporate Governance

Our articles of association delegate the day-to-day management of us to the board of directors. The board of directors may then delegate the management of us to committees, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of our affairs.

Our corporate governance guidelines and general approach to corporate governance as reflected in our memorandum and articles of association and our internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations and the requirements of the New York Stock Exchange. Although we are an Irish public limited company, we are not subject to the listing rules of Euronext Dublin or the listing rules of the U.K. Financial Conduct Authority and we are therefore not subject to, nor will we adopt, the Irish Corporate Governance Code, the U.K. Corporate Governance Code, any guidelines issued by the Investment Association or the Pre-Emption Group Statement of Principles, or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the Irish and U.K. Corporate Governance Codes and other Irish/U.K. governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board and the criteria for determining the independence of directors.

Duration; Dissolution; Rights upon Liquidation

Our duration is unlimited. We may be dissolved and wound up at any time by way of either a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the votes cast by our shareholders is required. We may also be dissolved by way of court order on the application of a creditor or the Corporate Enforcement Authority (where the court is satisfied on a petition of the Corporate Enforcement Authority that it is in the public interest that we should be would up), or by the Companies Registration Office (by way of strike-off) as an enforcement measure where we have failed to file certain returns.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our memorandum and articles of association or the terms of any preferred shares issued by our directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of us. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Our articles of association provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Stock Exchange Listing

Our ordinary shares are listed on the New York Stock Exchange under the symbol “JCI”.

Uncertificated Shares

Pursuant to the Irish Companies Act a shareholder is entitled to be issued a share certificate on request and subject to payment of a nominal fee.

Transfer and Registration of Shares

Our share register is maintained by our transfer agent. Registration in this share register is determinative of membership in us. A shareholder of ours who holds shares beneficially is not the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register.

We may, in our absolute discretion, pay or cause one of our affiliates to pay any stamp duty. Our articles of association provide that, in the event of any such payment, we shall be entitled to (i) seek reimbursement from the buyer, (ii) set-off the amount of the stamp duty against future dividends on such shares, and (iii) claim a first and permanent lien on our ordinary shares acquired by such buyer and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our ordinary shares has been paid unless one or both of such parties is otherwise notified by us.

Our articles of association delegate to our Secretary (or his or her nominee) the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of our ordinary shares occurring through normal electronic systems, we regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to our transfer agent, the transferee will be registered as the legal owner of the relevant shares on our official Irish share register (subject to the matters described below).

Our directors have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of shares only, the instrument of transfer is accompanied by the certificate of shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, a fee of €10 or such lesser sum is paid to us, the instrument of transfer is in favor of not more than four transferees and it is lodged at our registered office or such other place as the board of directors may appoint.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

Formation; Fiscal Year; Registered Office

We were incorporated in Ireland as a public limited company on May 9, 2014 (under the name “Tyco International plc”) with company registration number 543654. Our fiscal year ends on September 30 of each year and our registered address is One Albert Quay, Cork, T12 X8N6, Ireland.

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

When the ordinary shares offered hereby are issued, they will be duly and validly issued, fully paid and non-assessable.

DESCRIPTION OF PREFERRED SHARES

The following description of the material terms of JCI’s preferred shares is based on the provisions of its Irish memorandum and articles of association. This description is not complete and is subject to the applicable provisions of Irish law and our memorandum and articles of association, which are filed as exhibits to the registration statement of which this prospectus forms a part.

The board of directors is authorized to issue our entire authorized preferred share capital (i.e., up to a maximum of up to 200,000,000 preferred shares with a par value of $0.01 per share), under an annual authorization by shareholders pursuant to an ordinary resolution, subject to an overall limit of approximately 20% of our issued share capital not being exceeded. The current annual authorization will expire at the earlier of the date of our annual general meeting in 2026 or September 12, 2026 unless renewed (a renewal of the authorization will be proposed at our annual general meeting in 2026, which if approved, would expire on the date of our annual general meeting in 2027 or 18 months after the date of our 2026 annual general meeting (whichever is earlier)). Such authorization includes preferred shares issued on a non-pre-emptive basis, with discretion as to the terms attaching to the preferred shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation.

Notwithstanding this authority, under the Irish Takeover Rules the board of directors would not be permitted to issue any of our shares, including the preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of our voting rights; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our board of directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

Our board of directors has previously represented that it will not, without prior shareholder approval, approve the issuance or use of any of the preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, the board of directors may approve the issuance or use of preferred shares for capital raising, financing or acquisition needs or opportunities that has the effect of making a takeover of us or other acquisition transaction more difficult or costly, as could also be the case if the board of directors were to issue additional ordinary shares.

Our articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by us. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as our directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any other class or classes of our securities, depending on the terms of such preferred shares.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional interests in preferred shares instead of a full preferred share. In that event, depositary receipts may be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred shares, as described in the applicable prospectus supplement and/or other offering material.

Any series of preferred shares represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the preferred shares represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred shares into other securities.

The applicable prospectus supplement will describe the particular terms of any depositary shares we offer. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of our debt securities, including debt securities co-issued by TFSCA, or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may from time to time issue warrants, in one or more series, to purchase our debt securities, including debt securities co-issued by TFSCA, or equity securities. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred shares or ordinary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement. You should read the particular terms of any warrants we offer described in the related prospectus supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

•	the number of preferred shares, the number of depositary shares or the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	the designation and terms of the preferred shares or ordinary shares;

•	if applicable, the designation and terms of the debt securities, preferred shares or ordinary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred shares or ordinary shares will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution or other adjustment provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations, including debt securities co-issued by TFSCA, or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purpose to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

PLAN OF DISTRIBUTION

We and, as applicable, TFSCA, may sell the offered securities through agents, to or through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We and, as applicable, TFSCA, will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation and the purchase price and the proceeds we and, as applicable, TFSCA, will receive from the sale in a prospectus supplement.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•

Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an overallotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the securities or preventing or retarding a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

ENFORCEMENT OF CIVIL LIABILITIES

JCI IS A PUBLIC LIMITED COMPANY ORGANIZED UNDER THE LAWS OF IRELAND. CERTAIN OF THE DIRECTORS AND EXECUTIVE OFFICERS OF JCI MAY BE NON-RESIDENTS OF THE UNITED STATES. ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH NON-RESIDENT PERSONS AND OF JOHNSON CONTROLS ARE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE TO EFFECT SERVICE OF PROCESS WITHIN THE UNITED STATES UPON SUCH PERSONS OR JOHNSON CONTROLS, OR TO ENFORCE AGAINST SUCH PERSONS OR JOHNSON CONTROLS IN U.S. COURTS JUDGMENTS OBTAINED IN SUCH COURTS IN CIVIL AND COMMERCIAL MATTERS, INCLUDING JUDGMENTS PREDICATED UPON THE CIVIL LIABILITY PROVISIONS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES. JOHNSON CONTROLS HAS BEEN ADVISED BY COUNSEL THAT THE ENFORCEABILITY IN IRELAND AGAINST JCI AND/OR ITS EXECUTIVE OFFICERS AND DIRECTORS WHO ARE NON-RESIDENTS OF THE UNITED STATES, IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF U.S. COURTS, OF LIABILITIES PREDICATED SOLELY UPON THE SECURITIES LAWS OF THE UNITED STATES, IS NOT CERTAIN AND IS SUBJECT TO MEETING THE TEST UNDER PRIVATE INTERNATIONAL LAW RULES, AS INTERPRETED BY THE IRISH COURTS.

TFSCA IS A CORPORATE PARTNERSHIP LIMITED BY SHARES INCORPORATED AND ORGANIZED UNDER THE LAWS OF LUXEMBOURG. CERTAIN OF THE DIRECTORS AND EXECUTIVE OFFICERS OF TFSCA ARE OR MAY NOT BE RESIDENTS OF THE UNITED STATES. ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH NON-RESIDENT PERSONS AND OF JOHNSON CONTROLS ARE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE TO EFFECT SERVICE OF PROCESS WITHIN THE UNITED STATES UPON SUCH PERSONS OR JOHNSON CONTROLS, OR TO ENFORCE AGAINST SUCH PERSONS OR JOHNSON CONTROLS IN U.S. COURTS JUDGMENTS OBTAINED IN SUCH COURTS PREDICATED UPON THE CIVIL LIABILITY PROVISIONS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES. JOHNSON CONTROLS HAS BEEN ADVISED BY COUNSEL THAT THE ENFORCEABILITY IN LUXEMBOURG AGAINST TFSCA AND/OR ITS EXECUTIVE OFFICERS AND DIRECTORS WHO ARE NON-RESIDENTS OF THE UNITED STATES, IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF U.S. COURTS, OF LIABILITIES PREDICATED SOLELY UPON THE SECURITIES LAWS OF THE UNITED STATES, IS NOT CERTAIN AND IS SUBJECT TO MEETING THE TEST UNDER PRIVATE INTERNATIONAL LAW RULES, AS INTERPRETED BY THE LUXEMBOURG COURTS.

LEGAL MATTERS

The validity of the ordinary shares and preferred shares and certain matters under the laws of Ireland related to the other securities offered by this prospectus will be passed upon for JCI by Arthur Cox LLP. Certain matters under the laws of Luxembourg related to the securities offered by this prospectus will be passed upon for TFSCA by Allen Overy Shearman Sterling SCS, Société en Commandite Simple. The validity of the debt securities, depositary shares, purchase contracts, warrants, and units offered by this prospectus will be passed upon for JCI and TFSCA by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrants. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time of issuance thereof.

Securities and Exchange Commission Registration Fee	$	*
Listing Fees		$(1)
Printing Expenses		$(1)
Legal Fees and Expenses		$(1)
Accounting Fees and Expenses		$(1)
Transfer Agent Fees and Expenses		$(1)
Rating Agency Fees		$(1)
Trustee’s and Depositary’s Fees and Expenses		$(1)
Miscellaneous		$(1)
Total		$(1)

*

Omitted because the SEC registration fee is being deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The articles of association of JCI provide that it shall indemnify, to the fullest extent permitted by Irish company law, every member of the board of directors and the company secretary against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto including liability incurred by them in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as an officer or employee of JCI and in which judgment is given in their favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to them by a court.

In respect of any current or former executive officer of JCI (excluding any present or former member of the board of directors or any company secretary), or any person who is serving or has served at the request of JCI as a director or executive officer of another company, joint venture, trust or other enterprise, including any subsidiary of JCI, including TFSCA (each individually, a “Covered Person”), JCI’s articles of association provide that it shall (1) indemnify them, to the fullest extent permitted by Irish company law, against any expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which they were or are threatened to be made a party, or are otherwise involved (a “proceeding”), by reason of the fact that they were or are a Covered Person; provided, however, that any Covered Person shall not be indemnified by JCI against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to JCI or (b) such Covered Person’s conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of JCI and (2) indemnify each Covered Person in the case of any threatened, pending or completed action, suit or proceeding by or in the name of JCI against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to JCI, or for conscious, intentional or willful breach of his or her obligation to act honestly and in good faith with a view to the best interests of JCI, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

In addition, JCI has entered into a Deed of Indemnification (the “Ireland Indemnification Agreement”) with each of its directors, secretary and executive officers (the “Indemnified Persons”). In addition, Tyco Fire & Security (US) Management, LLC, a Nevada limited liability company that is a subsidiary of JCI (“Johnson Controls Management”), has entered into Indemnification Agreements with each of the Indemnified Persons (the “Johnson Controls Management Indemnification Agreement,” and, together with the Ireland Indemnification Agreement, the “Indemnification Agreements”).

The Ireland Indemnification Agreement provides that if an Indemnified Person was, is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, witness or other participant in, a proceeding by reason of being a director, secretary, officer or employee of JCI or while a director, secretary or officer of JCI is or was serving at the request of JCI or an affiliate of JCI as a director, officer, secretary, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, body corporate, company, joint venture, employee benefit plan, trust or other enterprise, then JCI will indemnify the Indemnified Person against all expenses, liability or loss to the fullest extent permitted by law. The Johnson Controls Management Indemnification Agreement provides that if an Indemnified Person was, is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, witness or other participant in, a proceeding by reason of being a director, secretary, officer or employee of JCI or while a director or secretary of JCI is or was serving at the request of Johnson Controls Management as a director, officer, secretary, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, body corporate, company, joint venture, employee benefit plan, trust or other enterprise, then Johnson Controls Management will indemnify the Indemnified Person against all expenses, liability or loss to the fullest extent permitted by law. An Indemnified Person will not be entitled to indemnification in connection with a proceeding initiated by an Indemnified Person against JCI or any of its affiliates or any director, officer or employee of JCI or any of its affiliates except in certain circumstances set forth in the Indemnification Agreements. Under the Johnson Controls Management Indemnification Agreement, the Indemnified Person will be entitled to advancement of reimbursement by Johnson Controls Management of expenses upon receipt by Johnson Controls Management of an undertaking by the Indemnified Person to repay all amounts paid or reimbursed by Johnson Controls Management if it is ultimately determined that such criteria for indemnification have not been satisfied. The Indemnification Agreements also provide for JCI to consider whether to make the advancement of reimbursement to the Indemnified Person in respect of the relevant liability. No indemnification will be paid pursuant to the Indemnification Agreements (1) on account of any proceeding in which final and non-appealable judgment is rendered against an Indemnified Person for an accounting of profits from the purchase or sale of securities of JCI pursuant to Section 16(b) of the Exchange Act, (2) if a court finally determines that the indemnification is not permitted under applicable law, (3) on account of any proceeding pursuant to which the Indemnified Person has been convicted of a crime constituting a felony or (4) on account of any proceedings brought by JCI or any of its subsidiaries against the Indemnified Person.

As a corporate partnership limited by shares (société en commandite par actions) existing under the laws of Luxembourg, TFSCA is managed, pursuant to its articles of association (the “Articles”), by a sole general partner and manager, Tyco Fire & Security S.à r.l. (the “General Partner”), a private limited liability company (société à responsabilité limitée) existing under the laws of Luxembourg. As such, pursuant to the Articles and the

Companies Act 1915, the General Partner has unlimited liability jointly with TFSCA. The General Partner is vested with the broadest powers to perform or cause to be performed any actions necessary or useful in connection with the purpose of TFSCA other than those matters that, as a matter of the Companies Act 1915, are reserved matters for the shareholders of TFSCA.

The Articles provide that TFSCA must indemnify the General Partner, and its managers, against expenses reasonably incurred by it in connection with any action, suit or proceeding to which it may be made a party by reason of his being or having been the General Partner of TFSCA or, at its request, of any other corporation of which TFSCA is a shareholder or creditor and from which it is not entitled to be indemnified, except in relation to matters as to which it shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct towards any person other than TFSCA.

The Articles also provide that, in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which TFSCA is advised by counsel that the person to be indemnified did not commit (a) any gross negligence or willful misconduct resulting in its/his/her liability towards any person other than TFSCA or (b) any act resulting in that person being liable to TFSCA. The foregoing right of indemnification shall not exclude other rights to which such person may be entitled.

Both the Companies Act 1915 and the articles of association of the General Partner provide that its managers assume, by reason of their position, no personal liability in relation to any commitment validly made by her/him/them in the name of the General Partner (whether or not acting in the capacity of a general partner and/or manager on behalf of TFSCA, although this is neither specifically set out in the Companies Act 1915 nor in the articles of association of the General Partner). As a matter of law, any clause inserted in the articles of association excluding or limiting the liability of the manager towards the company for which it acts would be null and void (as such clauses are considered to be contrary to public order).

The foregoing summaries are qualified in their entirety by the actual terms and priorities of such arrangements.

Item 16. Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

(a)	Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)

Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

that, for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Each of the registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)	Each of the undersigned registrants hereby undertakes that for the purposes of determining any liability under the Securities Act of 1933:

(1)

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)

Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of underwriting agreement.*

4.1	Memorandum and Articles of Association of Johnson Controls International plc, as amended by special resolutions dated September 8, 2014, August 17, 2016 and March 7, 2018 (incorporated by reference to Exhibit 3.1 to Johnson Controls International plc’s Quarterly Report on Form 10-Q filed with the SEC on May 3, 2018).**

4.2	Indenture, dated December 28, 2016, between Johnson Controls International plc and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.1 to Johnson Controls International plc’s Current Report on Form 8-K filed with the SEC on December 28, 2016).**

4.4	Form of Global Senior Note.*

4.5	Form of Global Senior Convertible Note.*

4.6	Form of Global Subordinated Note.*

4.7	Form of Global Subordinated Convertible Note.*

4.8	Form of Deposit Agreement.*

4.9	Form of Deposit Receipt.*

4.10	Form of Warrant Agreement (including form of Warrant Certificate).*

4.11	Form of Purchase Contract Agreement.*

4.12	Form of Unit Agreement.*

4.13	Form of Unit Certificate.*

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Arthur Cox LLP.

5.3	Opinion of Allen Overy Shearman Sterling SCS, Société en Commandite Simple.

22.1	Co-Issuer of Debt Securities.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.3	Consent of Arthur Cox LLP (included in Exhibit 5.2).

23.4	Consent of Allen Overy Shearman Sterling SCS, Société en Commandite Simple (included in Exhibit 5.3).

24.1	Powers of Attorney with respect to JCI’s signatories (included on the signature page of this registration statement).

24.2	Powers of Attorney with respect to TFSCA’s signatories (included on the signature page of this registration statement).

25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Debt Securities Indenture.

107.1	Filing Fee Exhibit

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K incorporated herein by reference.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, in the State of Wisconsin, on this 5th day of February, 2026.

JOHNSON CONTROLS INTERNATIONAL PLC (REGISTRANT)

By:	/s/ Marc Vandiepenbeeck
Name:	Marc Vandiepenbeeck
Title:	Executive Vice President and Chief Financial Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints John Donofrio, Richard Dancy and Pieter Lens, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and any registration statement filed pursuant to Rule 462(b) of the Securities Act in connection with the securities registered hereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below with respect to Johnson Controls International plc, on this 5th day of February, 2026.

Signature	Title

/s/ Joakim Weidemanis Joakim Weidemanis	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Marc Vandiepenbeeck Marc Vandiepenbeeck	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Daniel C. McConeghy Daniel C. McConeghy	Vice President, Chief Accounting and Tax Officer (Principal Accounting Officer and Authorized Representative in the United States)

/s/ Mark P. Vergnano Mark P. Vergnano	Chairman and Director

/s/ Timothy M. Archer Timothy M. Archer	Director

Signature	Title

/s/ Jean Blackwell Jean Blackwell	Director

/s/ Pierre Cohade Pierre Cohade	Director

/s/ Patrick K. Decker Patrick K. Decker	Director

/s/ W. Roy Dunbar W. Roy Dunbar	Director

/s/ Gretchen R. Haggerty Gretchen R. Haggerty	Director

/s/ Ayesha Khanna Ayesha Khanna	Director

/s/ Seetarama (Swamy) Kotagiri Seetarama (Swamy) Kotagiri	Director

/s/ Jurgen Tinggren Jurgen Tinggren	Director

/s/ John D. Young John D. Young	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, Luxembourg, on this 5th day of February, 2026.

TYCO FIRE & SECURITY FINANCE S.C.A. (REGISTRANT)

By:	/s/ Peter Schieser
Name:	Peter Schieser
Title:	General Manager

Power of Attorney

Each person whose signature appears below constitutes and appoints John Donofrio, Richard Dancy and Pieter Lens, and each of them, acting individually and without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and any registration statement filed pursuant to Rule 462(b) of the Securities Act in connection with the securities registered hereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below with respect to Tyco Fire & Security S.à r.l., as the general partner and manager of Tyco Fire & Security Finance S.C.A., on this 5th day of February, 2026.

Signature	Title

/s/ Peter Schieser Peter Schieser	General Manager and Chairman Pro Tempore (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Richard Dancy Richard Dancy	Manager (Authorized Representative in the United States)

/s/ Jean-Philippe De Waele Jean-Philippe De Waele	General Manager

/s/ Olivier Brouet Olivier Brouet	General Manager